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                                                                   EXHIBIT 10.20

                              FIRST AMENDMENT TO
                              ------------------
                       HARD DISK DRIVE SUPPLY AGREEMENT
                       --------------------------------

     This First Amendment to Hard Disk Drive Supply Agreement ("First Amendment") is made and entered into as of the 25th day of June, 1999, by and between Quantum Corporation, a Delaware corporation ("Quantum"), and TiVo, Inc., a Delaware corporation ("TiVo"). Quantum and TiVo may hereinafter be referred to as a "Party," or together as the "Parties."

                                   Recitals

     Whereas, the Parties entered into that certain Hard Disk Drive Supply Agreement dated as of November 6, 1998 (the "Agreement"), whereby Quantum supplies hard disk drives to TiVo which TiVo then incorporates into its own products for sale;

     Whereas, in selling The TiVo Center and TiVo Service, TiVo provides a written commitment to its customers, as amended from time to time, to protect the privacy of each customer's personal information ("Privacy Promise");

     Whereas, the Parties have determined that the terms and conditions of TiVo's Privacy Promise are in conflict with the terms and conditions of Section
7.5 of the Agreement, entitled "TiVo End-User Mailing List"; and

     Whereas, the Parties desire to remedy this conflict and amend Section 7.5 of the Agreement by deleting the existing terms and conditions of such Section
7.5 and replacing them as provided for in this First Amendment.

     Now, Therefore, in consideration of the mutual covenants and promises contained herein, the Parties hereby agree as follows:

                                   Agreement

     1. Amendment of Section 7.5. Pursuant to Section 14.5 of the Agreement, the Parties hereby mutually assent and agree to amend Section 7.5 of the Agreement, entitled "TiVo End-User Mailing List," by deleting in whole the existing terms and conditions contained in such Section 7.5, and replacing them entirely with the following:

     Section 7.5.  TiVo End-User Information.

          (i) TiVo shall have no obligation to provide TiVo Center or TiVo Service personal viewing information (as described in the TiVo Privacy Promise to its customers) to Quantum or to any third party representing Quantum.

          (ii) TiVo shall have no obligation to provide TiVo Center or TiVo Service account information (as described in the TiVo Privacy Promise to its customers) to Quantum or

                                       1.
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                                                                 First Amendment
                                              Quantum Corporation and TiVo, Inc.
                                                                   June 25, 1999
                                                                          Page 2

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to any third party representing Quantum without first obtaining prior consent from each customer included within such information.

          (iii) Any TiVo Center and TiVo Service account information made available to Quantum pursuant to Section (ii) above shall be provided only to a third party designated by Quantum (and reasonably agreed to by TiVo), as often as reasonably requested by Quantum, but not more frequently than one (1) time per calendar quarter. Quantum may direct such third party to use such information for any market research purpose and for the marketing or promotion of any Quantum product. Notwithstanding the foregoing, Quantum shall not use such information, or direct such third party to use such information, to market or promote a service that directly competes with the TiVo Service.

          (iv) To the extent available to TiVo, TiVo shall make TiVo Center and TiVo Service anonymous viewing information (as described in the TiVo Privacy Promise to its customers) available to Quantum. Notwithstanding the foregoing, TiVo shall have no obligation to make such information available if it is otherwise prohibited by the TiVo Privacy Promise.

          (v) In the event TiVo amends its Privacy Promise to its customers, Quantum shall be informed in a commercially reasonable period of time and receive at least the same rights and access to TiVo subscriber account information and anonymous viewing information as any other similar TiVo business relationship.

     2. Remainder of Agreement Unchanged. The Parties further acknowledge and agree that all other terms and conditions of the Agreement shall remain the same, and in full force and effect.

     In Witness Whereof, the Parties have duly authorized and executed this First Amendment as of the date first written above.

Quantum Corporation                          TiVo, Inc.

By:   /s/ A. Francesca                         By:   /s/ James Barton
    --------------------------                   -----------------------------
Name:     A. Francesca                         Name:     James Barton
      ------------------------                     ---------------------------
Title:    VP & GM                              Title:    CTO
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                                       2.